                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported): June 20, 2003

                       SKYWAY COMMUNICATIONS HOLDING CORP.
             (Exact name of registrant as specified in its charter)

                 Florida                    000-320-33            65-0881662
     (State or other jurisdiction   (Commission File Number)     (IRS Employer
           of incorporation)                                   Identification No.)

                1680 MICHIGAN AVENUE, SUITE 1000 MIAMI, FL. 33139
               (Address of principal executive offices) (Zip Code)

       Registrant's telephone number, including area code: (281) 877-9700

                               I-TELECO.COM, INC.
              1221 BRICKELL AVENUE, SUITE 900, MIAMI, FLORIDA 33131
          (Former name or former address, if changed since last report)

                                       1

ITEM 1. CHANGES IN CONTROL OF REGISTRANT.

        See Item 2.

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS.

         MERGER WITH SKY WAY AIRCRAFT, INC. On June 20, 2003, SWYC Acquisition
Corporation, a Florida corporation ("Acquisition Corp.") and our wholly owned subsidiary, merged, pursuant to an Amended and Restated Agreement and Plan of
Merger, dated as of June 19, 2003, with and into Sky Way Aircraft, Inc.,
("SkyWay") a Nevada corporation (the "Merger").

         As a result of the Merger, the outstanding shares of Sky Way common stock converted into one (1) million shares of SWYC Series B Convertible
Preferred Stock, and the Series A Preferred Stock of Sky Way converted into one
(1) million shares of SWYC Series A Convertible Preferred Stock. In addition all of the outstanding shares of Acquisition Corp. converted into shares of Sky Way, making Sky Way our wholly owned subsidiary.

         In total, after taking into account all parties, there are currently approximately 52,000,000 shares of common stock, 1,000,000 shares of Series A
Convertible Preferred Stock and 1,000,000 shares of Series B Convertible
Preferred Stock outstanding at the closing of the Merger.

         As more fully set forth in the Certificate of Designation attached as an Exhibit to the Amended and Restated Merger Agreement, each share of Series A
Preferred Stock has a stated value of $15,000,000 and is convertible, at the option of the Series A Preferred holder, into one hundred (100) shares of our common stock. We have the right to redeem the Series A Preferred Stock within the first (1st) year of closing the transaction for the Stated Value plus 5%.
Also, each share of Series A preferred stock shall have that number of votes on all matters that is equal to the number of shares of Series A Preferred Stock are then convertible and shall have a liquidation preference equal to the Stated
Value plus one (1%) percent per annum thereon from the date of issuance.

         Also, as more fully set forth in the Certificate of Designation attached as an Exhibit to the Amended and Restated Merger Agreement, each share of Series B Preferred Stock has a stated value of $15,000,000 and is automatically convertible into two hundred (200) shares of our common stock, if and only if, from the issuance date to the third (3rd) year anniversary of the issuance date (the "Conversion Period"), (a) the Corporation shall complete a
Qualified Public Offering in the aggregate amount of $25,000,000, (b) during any period of thirty (30) consecutive trading days, the average closing price per share of the Common Stock, as reported on a national securities exchange, the
NASDAQ NMS or Small Cap Market, or the OTC Bulletin Board, equals or exceeds
$4.00 (subject to appropriate adjustment to reflect stock splits, stock dividends, reorganizations and other capitalization changes, and all other events contemplated in), or (c) the Corporation Launches its Product and
Services (as defined in the Certificate of Designation for the Series B
Preferred Stock). If the above requirements are not met during the Conversion
Period, then the Series B Preferred Stock shall be canceled and returned to treasury. The Series B Preferred Stock has similar voting and redemption rights as the Series A Preferred Stock. At this time, the holders of the Series B
Preferred Stock would not be able to convert their shares into our common stock and there is no assurance that they will meet the requirements at a later date.

                                       2

         In addition to the foregoing, in the event from the date hereof through the Third (3rd) Year anniversary of the Effective Date, SWYC issues common stock or preferred stock pursuant to, or in connection with, a capital raise or financing (a "Financing") in the aggregate amount of up to One Million
($1,000,000) Dollars, the common stockholders of SWYC on the date of the
Effective Date, shall be entitled to the issuance of additional shares, on a pro rata basis, equal to the number of shares of common stock or preferred stock issued in connection with such Financing (the "Additional Shares"). The
Additional Shares shall be issued of the first day following the closing of each
Financing. No holder of SWYC Preferred Stock shall be entitled to receive any
Additional Shares in the event they convert their SWYC Preferred Stock into common stock after the Effective Date.

         We urge all interested parties to review the Amended and Restated
Agreement and Plan of Merger dated as of June 19, 2003, the Series A and B
Preferred Stock Certificate of Designations, and the other exhibits attached to the Amended and Restated Agreement and Plan of Merger which is attached hereto to as Exhibit 2.1.

                             THE BUSINESS OF SKY WAY

         Sky Way Aircraft, Inc. is a Clearwater, Florida based company that is developing a unique ground to air in-flight aircraft communication network that it anticipates will facilitate homeland security and in-flight entertainment.
Utilizing technology created by Brent Kovar, our new President and Chief
Technology Officer, and licensed to Sky Way Aircraft pursuant to a perpetual, irrevocable, worldwide license agreement, Sky Way Aircraft is focused on bringing to the market a network supporting aircraft-related service including anti-terrorism support, real time in-flight surveillance and monitoring, WIFI access to the Internet, telephone service and enhanced entertainment service for commercial and private aircraft throughout the United States. Based on the final upgrading of a previous airborne telephone and communications network, Sky Way
Aircraft intends to provide broadband connectivity between the ground and in-flight aircraft throughout the U.S. using technology that provides a broadband high-speed data transmission. Sky Way Aircraft intends to be the communications solution for commercial and private aircraft owners wanting real time access to on-board security systems, aircraft health and welfare monitoring, avionics operations and for passengers wanting real time high-speed access to the internet. Their network will enable applications that can personalize the in-flight entertainment experience, provide real time access to flight management avionics with long-term data storage and also support for ground monitoring of in-flight surveillance systems that are being designed with the goal of enhancing current airline security standards.

                        DIRECTORS AND EXECUTIVE OFFICERS

         As a result of the merger, Ms. Jamee Kalimi resigned as an officer of our Company and James Kent was appointed our new Chief Executive Officer, Brent
Kovar was appointed President and Chief Technology Officer and Joy Kovar was
appointed Corporate Secretary. The bios of the new officers are set forth below.

         In addition, Brent Kovar was appointed to the Board of Directors, effective immediately and James Kent and Joy Kovar were appointed to the Board of Directors effective, ten (10) days after an Information Statement is mailed to all stockholders of the Company in compliance with Section 14(F) of the
Exchange Act and Rule 14f-1 thereunder.

                                       3

         Also as a result of the Merger, Ms. Kalimi resigned as a member of the
Board of Directors. Her resignation is to become effective ten (10) days after an Information Statement is mailed to all stockholders of the Company in compliance with Section 14(F) of the Exchange Act and Rule 14f-1 thereunder.

JAMES KENT Mr. Kent has been CEO and Director of Sky Way Aircraft since July
2002 and its CFO since February 2003. He has been director of business operations for Sky Way Global since 2000. From 1998 to 1999, Mr. Kent served as director of operations for Satellite Access Systems, Inc., a satellite services company where he was responsible for the day-to-day operations. From 1997 to
1998 he served as a senior management consultant for Booz, Allen & Hamilton, a government contractor and national/international business consulting firm providing program and financial management services to the U. S. Government.
From 1980 to 1997, Mr. Kent served in various government contract management positions providing financial and program management services supporting national communications and intelligence projects for the Department of Defense,
National Security Agency, and Department of the Navy.

BRENT KOVAR Mr. Kovar has been President and Director of Sky Way Aircraft since inception. In addition, as president and director of research and development and engineering, Mr. Kovar founded Sky Way Global in 2000, a high speed broadband wireless service company. From 1996 to 2000, Mr. Kovar served as the executive vice president and director of research and development for Satellite
Access Systems, a satellite services company. In 1990, Mr. Kovar founded PC,
Ltd., a company that produced specialty-designed remote controlled arm and
RF/communications related products, and until 1996, he served as president and director of new product engineering. From 1987 to 1989, he was associated with
Jacobs Engineering, an national engineering company in Pasadena, California.
From 1986 to 1987, Mr. Kovar worked with Falcon Communications as a wireless communications engineer. Mr. Kovar earned a Bachelor of Science degree from
Devry Institute and is currently pursuing seminars and programs with a goal of masters degree.

JOY KOVAR Mrs. Kovar has been Secretary and Director of Sky Way Aircraft since inception. She started working for Sky Way Global in 2000 as vice president of corporate services responsible for administrative support, human relations and accounting services. Her early experience in personnel work was gained during
1957 to 1960 for the Department of Agriculture and later with the Air Force in
1963 and 1964. In 1960, Mrs. Kovar started Communication Skills Laboratory, in
Pasadena, California. She conducted classes for hundreds of business people.
From 1964 to 1993, Mrs. Kovar worked in the field of education. In addition to classroom experience she worked in school administration, including Federal programs for improvement and State of California team for school inspection. She completed a Bachelor of Arts at Arizona State University in 1957 and a Masters
of Arts in 1978 at Redlands University, California with postgraduate work at
UCLA. Mrs. Kovar is Brent Kovar's mother.

ITEM 3. BANKRUPTCY OR RECEIVERSHIP.

Not applicable.

ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

Not applicable.

ITEM 5. OTHER EVENTS.

Not applicable.

ITEM 6. RESIGNATIONS OF REGISTRANT'S DIRECTORS.

See Item 2.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

(a) Financial statements of businesses acquired.

The financial statements required by Item 310(c) of Regulation S-B in connection with the acquisition of Excalibur described above will be provided by an amendment to this report filed within 60 days of the date hereof.

(b) Pro forma financial information.

The pro forma financial information required by Item 310(d) of Regulation S-B with the acquisition of Excalibur described above will be provided by an amendment to this report filed within 60 days of the date hereof.

(c) Exhibits.

        2.1     Amended and Restated Agreement and Plan of Merger made and entered into as of June 19, 2003 by and between SkyWay
                Communications Holding Corp., SWYC Acquisition Corp., Sky Way
                Aircraft, Inc., Brent Kovar, and Michael D. Farkas with Exhibits.

ITEM 8. CHANGE IN FISCAL YEAR.

Not Applicable.

ITEM 9. REGULATION FD DISCLOSURE.

Not Applicable.

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      SKYWAY COMMUNICATIONS HOLDING CORP.
                                      (Registrant)

Date:  June 20, 2003                  By: /s/   James Kent
                                                James Kent, Chief Executive Officer